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                                                                    EXHIBIT 23.6



[BK Associates, Inc. Letterhead]

Delta Air Lines, Inc.
Hartsfield International Airport
Atlanta, GA 30320
Attn: Kenneth Morge
Manager, Capital Markets

         RE: Delta Air Lines, Inc. ("Delta") two Boeing 737-832 and ten Boeing
             767-332ER Aircraft

Ladies and Gentleman:

     We consent (i) to the use of the report prepared by us with respect to the aircraft referred to in the Prospectus included in Delta's Registration Statement Form S-4 relating to the exchange of Pass Through Certificates, Series 2003-1G which have been registered under the Securities Act of 1933 for any and all outstanding Pass Through Certificates, Series 2003-1G, (ii) to the summary of such report in the Prospectus under the headings "Summary-Equipment Notes and the Aircraft," "Risk Factors-Risk Factors Relating to the Certificates and the Exchange Offer-Appraisals and Realizable Value of Aircraft," and "Description of the Aircraft and the Appraisals-The Appraisals" and (iii) to references to our Firm under the headings "Description of the Aircraft and the Appraisals-The Appraisals" and "Appraisers".





                                            BK ASSOCIATES, INC.


                                            /s/ R. L. Britton
                                            R. L. Britton
                                            Vice President
                                            ISTAT Senior Certified Appraiser